Exhibit 10.7

THIRD AMENDMENT TO AMENDED AND RESTATED

ADDENDUM TO DISTRIBUTOR FRANCHISE AGREEMENT

This Third Amendment to Amended and Restated Addendum to Distributor Franchise Agreement (“Third Amendment”) is entered into this 24th day of March, 2006, by and between CITGO Petroleum Corporation (“CITGO”) and The Pantry, Inc. (the “Company”).

WHEREAS, CITGO and the Company have entered into a Distributor Franchise Agreement on or about August, 2000 (the “DFA”);

WHEREAS, CITGO and the Company have entered into an Amended and Restated Addendum to that DFA on February 11, 2003, (the “Addendum”); a First Amendment to Amended and Restated Addendum to DFA on march 31, 2005, (the “First Amendment”); a Second Amendment to Amended and Restated Addendum to DFA on October 11, 2005; and

WHEREAS, CITGO and the Company desire to add an additional terminal to Section 3 of the Addendum;

NOW, THEREFORE in consideration of the premises and covenants contained herein, it is agreed that Section 3 shall be changed as follows:

1.	The following terminals shall be added to the list of terminals in Section 3, for which the pricing formula set forth in Section 4 applies:

“Niceville, FL”

The effective date of this Third Amendment is March 1, 2006. Other than as amended herein, all other provisions of the Addendum, First Amendment, and Second Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, this Third Amendment was executed on the date above written.

CITGO PETROLEUM CORPORATION	THE PANTRY, INC.

/s/ Barry Fulda	/s/ Steven J. Ferreira
(Signature)	(Signature)
Barry Fulda	Steven J. Ferreira
(Printed Name)	(Printed Name)
General Mgr. Business Analysis & Enhancement	Senior Vice President, Administration
(Title)	(Title)